                                                                    EXHIBIT 7A



                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is made and entered into as of the 18th day of February, 1998 by and between Jorn Budde (the "Seller") and Asesoria Garza Jasso, S.C., a Mexican entity ("Buyer").

                               W I T N E S S E T H

         1. Seller is the owner of at least 500,000 shares of the issued and outstanding shares of common stock, $.01 par value per share (the "SHARES") of The UniMark Group, Inc., a Texas corporation (the "CORPORATION").

         2. This Agreement provides for the transfer, conveyance and assignment by the Sellers to the Buyer, in exchange for the consideration hereinafter set forth, of the Shares.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   SALE AND PURCHASE OF STOCK

     Subject to the terms and conditions herein stated, the Seller agrees to sell, assign, transfer and deliver to the Buyer on the Closing Date, and the Buyer agrees to purchase from Seller on the Closing Date, the Shares. For the purchase price hereinafter set forth, and on the terms and subject to the conditions set forth in this Agreement, Seller will, at the Closing (as hereinafter defined), sell, assign, convey, transfer and deliver to Buyer, free and clear of all liens and encumbrances of every kind and description and Buyer will purchase from Seller, the Shares.

2.   PURCHASE PRICE OF STOCK

     In consideration of the sale by Seller of the Shares, and in full and complete payment therefor, Buyers agrees, subject to the terms and conditions contained herein, to pay Seller as follows:

                  (a)    $2,000,000.00 in cash; and

                  (b) $500,000.00 by Buyers' execution and delivery to Seller of a promissory note in substantially the form of Exhibit "A" attached hereto (the "Note"). The Note will (a) bear interest at nine percent (9%) per annum compounded annually and (b) be secured by the Shares pursuant to the terms of a Pledge Agreement, in substantially the form of Exhibit "B" attached hereto (the "Pledge Agreement"). In addition each of the of the partners of Buyer will personally guarantee payment of the Note.

3.   ESCROW

     Simultaneous with the execution of this Agreement:

                  (a) Buyer shall wire transfer $2,000,000.00 to the Trust Account of Jordaan & Pennington, PLLC at NationsBank, NA, and deliver executed originals of the Note and Pledge Agreement to Jordaan & Pennington, PLLC; and

                  (b) Seller shall deliver to Jordaan & Pennington, PLLC the certificates representing the Shares, duly endorsed in blank by the Seller. Seller agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Shares owned by Seller or with respect to the stock power and rights accompanying any such certificates.

4.   CLOSING

     The sale referred to in Section 1.1 shall take place at 9 a.m. at the offices of Jordaan & Pennington, PLLC on February 18, 1998, or at such other time and date as the parties hereto shall by written instrument designate. At the Closing, Jordaan & Pennington, PLLC will:

                  (A)  release $2,000,000 in cash to Seller;

                  (B) deliver the Note to Seller;

                  (C) Deliver and the Pledge Agreement to the Seller; and

                  (D) Release the Shares to Buyer.

At the Closing, the parties hereto will execute and deliver such documents as may be necessary to vest complete and indefeasible title to the Shares in Buyer. Buyer and Seller shall execute and deliver such other documents and instruments and take such further action as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     Seller hereby represents, warrants and covenants with Buyer as follows:

     Section 5.1 Ownership of Shares. Seller is the lawful owner of the Shares, free and clear of all hypothecs, liens, encumbrances restrictions and claims of every kind except restrictions imposed by federal and state securities laws; Seller has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Shares pursuant to this Agreement; and the delivery to the Buyer of the Shares pursuant to the provisions of this Agreement will transfer to the

Buyer valid title thereto, free and clear of all hypothecs, liens, encumbrances, restrictions and claims of every kind, except restrictions imposed by federal and state securities laws.

     Section 5.2 Validity of Transaction. This Agreement is a valid and legally binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally. When sold, assigned, transferred and conveyed to the Buyer pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid, nonassessable.


6.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     Section 6.1 Purchase for Investment. Buyer will acquire the Shares for its own account for investment and not with a view toward any resale or distribution thereof.

     Section 6.2 Validity of Transaction. This Agreement is a valid and legally binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally.


7.   EXPENSES

     Each party shall bear its own costs and expenses, including fees and expenses of counsel, incurred in connection with the transactions contemplated by this Agreement.

8.   GOVERNING LAW

     This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

9.   PUBLIC ANNOUNCEMENTS

     Neither party will make any public announcement or otherwise disclose the existence or terms of this Agreement without the prior written consent of the other party.

10.  SEVERABILITY

     The provisions of this Agreement shall be deemed independent and severable and the invalidity or partial invalidity or unenforceability of any one provision shall not affect the validity or enforceability of any other provision.

11.  ADDITIONAL INSTRUMENTS

     Sellers and Buyer shall each execute, acknowledge and deliver to the other any further instruments or documents that may be reasonably required to give full force and effect to the provisions of this Agreement and in order to vest title to the Shares in Buyer.

12.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers, as of the date first above written.

                                     SELLER:


                                     /s/ Jorn Budde
                                     ------------------------------------
                                     Jorn Budde


                                     BUYER:

                                     Asesoria Garza Jasso, S.C.


                                     By: /s/ Rafael Vaquero Bazan
                                         ---------------------------------
                                         Rafael Vaquero Bazan, an
                                         Authorized Officer

                                    EXHIBIT A






                             Form of Promissory Note

                                 PROMISSORY NOTE

$500,000.00                       Dallas, Texas                February 18, 1998


     FOR VALUE RECEIVED, the undersigned, Asesoria Garza Jasso, S.C., a Mexican entity ("Maker"), promises to pay to the order of Jorn Budde ("Payee"), the principal sum of Five Hundered Thousand Dollars ($500,000.00), payable as provided herein, plus accrued interest on the outstanding principal balance, at a rate of nine percent (9%) per annum as herein specified.

     The principal plus accrued interest thereon shall be due and payable by the Maker to the Payee on the earlier of (a) February 18, 1999 or (b) any sale of the Shares. Principal and accrued interest under this Note, or any portion thereof, may be prepaid without penalty. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance of any such payments or prepayments shall be applied to outstanding principal in the order of maturity.

     Not withstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law. If any interest in excess of such maximum rate is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this transaction giving rise to the execution hereof, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of the Maker shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the maximum rate of interest permitted by applicable law shall be deemed, charged, required or permitted by a court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

     This Note is secured by a pledge agreement dated February 18, 1998, executed by the undersigned in favor of the holder hereto, covering 200,000 shares of Common Stock of The UniMark Group, Inc. (the "Collateral").

     This Note is issued and delivered under and is subject to the terms and provisions of that certain initial Stock Purchase Agreement (the "Purchase Agreement") dated February 18, 1998, by and among maker and Payee.

     Maker, and any endorser or guarantors of this Note and all other persons who may become liable for all or any part of the obligations represented by this Note, severally waive presentment for payment, protest, notice of protest and of nonpayment, notice of intention to accelerate, and notice of acceleration.

     In the event of default by Maker in the payment of any part of the principal or interest on this Note when due and the continuance thereof for ten
(10) days following Maker's receipt of written notice of such default, the entire unpaid balance of principal and accrued interest on this Note shall, at the option of the holder hereof, become immediately due and payable. Failure by the holder to exercise any option upon one (1) default will not constitute a waiver thereof or the waiver of the right to exercise such option in the event of a subsequent default. If after default this Note is placed in the hands of an attorney for collection or is collected through judicial proceedings, Maker shall pay, in addition to the sums referred to above, a reasonable sum as collection or attorneys' fees and all other costs incurred by the holder in collection of the unpaid amounts due hereunder.

     This note is made and is performable in Argyle, Denton County, Texas, and Maker waives the right to be sued hereon elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 18th day of February, 1998.


                                      MAKER:

                                      Asesoria Garza Jasso, S.C.
                                      A Mexican entity


                                      By:   /s/ Rafael Vaquero Bazan
                                            ------------------------------
                                            Name: Rafael Vaquero Bazan
                                                  An Authorized Officer

Payment of the preceding promissory note is personally guaranteed by the undersigned.


 /s/ Rafael Vaquero Bazan                /s/ Lorenzo Zambrano Trevino
---------------------------------        ---------------------------------
Rafael Vaquero Bazan                     Lorenzo Zambrano Trevino

 /s/ Eduardo Vaquero Bazan               /s/ Rafael J. Fco. Hernandez
---------------------------------        ---------------------------------
Eduardo Vaquero Bazan                    Rafael J. Fco. Hernandez

 /s/ Carlos Vaquero Bazan                /s/ Jorge Gutierrez Welsh
---------------------------------        ---------------------------------
Carlos Vaquero Bazan                     Jorge Gutierrez Welsh

 /s/ Pedro Vaquero Bazan                 /s/ Pedro Garza Salazar
---------------------------------        ---------------------------------
Pedro Vaquero Bazan                      Pedro Garza Salazar

 /s/ Pedro Vaquero Garcia                /s/ Pedro Villareal Lozano
---------------------------------        ---------------------------------
Pedro Vaquero Garcia                     Pedro Villareal Lozano

 /s/ Jose Ma. Martinez Brohez
---------------------------------
Jose Ma. Martinez Brohez

 /s/ Frederico Martinez Brohez
---------------------------------
Frederico Martinez Brohez

 /s/ Jorge Martinez Brohez
---------------------------------
Jorge Martinez Brohez

 /s/ Fernando Camacho Casas
---------------------------------
Fernando Camacho Casas

 /s/ Enrique Portilla
---------------------------------
Enrique Portilla

 /s/ Francisco Domenech Tarrago
---------------------------------
Francisco Domenech Tarrago

 /s/ Dr. David Madero Gonzalez
---------------------------------
Dr. David Madero Gonzalez

 /s/ Pedro Pierter Villarreal
---------------------------------
Pedro Pierter Villarreal

                                    EXHIBIT B









                            Form of Pledge Agreement

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Agreement"), dated as of February 18, 1998, between Asesoria Garza Jasso, S.C, a Mexican partnership (the "Pledgor"), and Jorn Budde (the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, the Pledgor has entered into that certain Stock Purchase Agreement dated as of February 18, 1998 (the "Purchase Agreement" certain capitalized terms used herein which are defined in the Purchase Agreement shall have the same meanings when used herein, unless otherwise defined herein) with the Secured Party, pursuant to which, among other things, the Pledgor has agreed to purchase and the Secured Party has agreed to sell to the Pledgor the Shares and Pledgor has agreed to execute and deliver the Note; and

         WHEREAS, under the terms of the Purchase Agreement, that the Pledgor has agreed to execute and deliver this Security Agreement and grant the security interests contemplated hereby; and

         WHEREAS, this Agreement, the Purchase Agreement, and the Note are hereinafter sometimes referred to as the "Loan Documents".

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged by it, and in order to induce the Secured party to sell the Shares, Pledgor agrees with the Secured Party, as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Collateral" is defined in Section 2.1.

         "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not mean Dividends.

         "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares made out of capital surplus.

         "Initial Pledged Shares" means the 200,000 shares of Common Stock of UniMark.

         "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Secured Party or may from time to time hereafter be delivered by the Pledge or to the Secured Party for the purpose of pledge under this Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "Pledged Shares" means the Initial Pledged Shares and all other shares of capital stock of UniMark, if any, which are delivered by the Secured Party as Pledged Property hereunder.

         "Pledgor" is defined in the preamble.

         "Purchase Agreement" is defined in the first recital.

         "Secured Obligations" is defined in Section 2.2.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of Texas.

         "UniMark" means The UniMark group, Inc., a Texas corporation.


         SECTION 1.2 Purchase Agreement Definitions. Etc. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Purchase Agreement. References to the masculine gender shall include the feminine and neuter genders unless the context otherwise requires.

         SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE 2

                                     PLEDGE

         SECTION 2.1 Grant of Security Interest. Pledgor hereby pledges, assigns, charges, mortgages, delivers and transfers to the Secured Party, and hereby grants to the Secured Party, a continuing security interest in, all of the following property (the "Collateral"):

         (a)   the Initial Pledged Shares;

         (b)   all Pledged Shares issued from time to time;

         (c) all other Pledged Property, whether now or hereafter delivered to the Secured Party in connection with this Agreement;

         (d) all Dividends, Distributions, interest and other payments and rights with respect to any Pledged Property; and

         (e)   all proceeds of any of the foregoing.

         SECTION 2.2 Security for Secured Obligations. This Agreement secures the payment in full of the Note, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations now or hereafter existing (collectively, the "Secured Obligations").

         SECTION 2.3 Delivery of Pledged Property; Registration of Pledge, Transfer, etc. All certificates and Instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Secured Party pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary Instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4 Continuing Security Interest; Transfer of Note. This Agreement shall

         (a)   create a continuing security interest in the Collateral;

         (b) remain in full force and effect until payment in full of all Secured Obligations;

         (c) be binding upon Pledgor, its successors and assigns; provided that Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Secured Party; and

         (d) inure to the benefit of the Secured Party and his heirs and legal representatives.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Warranties, etc. Pledgor represents and warrants unto the Secured Party that as at the date of each pledge hereunder (including each pledge of Pledged Shares) by Pledgor to the Secured Party of any Collateral,

         (a) Pledgor has all requisite power and authority, and has taken all necessary corporate action, to execute and deliver and perform its obligations under this Pledge Agreement and to pledge the Collateral hereunder.

         (b) Pledgor will be the legal and beneficial owner of, and will have good and marketable title to (and will have full right and authority to pledge and assign) all Collateral, free and clear of all Liens or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Secured Party.

         (c) The delivery of the Collateral (including the delivery of the Initial Pledged Shares) to the Secured Party will be effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations, and no filing or other action will be necessary to perfect or protect such security interest.

         (d) In the case of any Pledged Shares constituting Collateral, all of such Pledged Shares will be duly authorized and validly issued, fully paid, and non-assessable.

                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.1 Protect Collateral; Further Assurances. etc. Pledgor will not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of the Secured Party hereunder). Pledgor will warrant and will use its best efforts to defend the right and title herein granted unto the Secured Party in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Pledgor agrees that at any time, and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further Instruments, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2 Stock Powers, etc. Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by Pledgor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent Instruments of transfer acceptable to the Secured Party. Pledgor will, from time to time upon the request of the Secured Party, promptly deliver to the Secured Party such stock powers, Instruments and similar documents, satisfactory in form and substance to the Secured Party, with respect to the Collateral as the Secured Party may reasonably request and will, from time to time upon the request of the Secured Party after the occurrence of any Default, promptly transfer any Pledged Shares or other shares of Stock constituting Collateral into the name of the Secured Party or any nominee designated by the Secured Party.

         SECTION 4.3 Continuous Pledge. Pledgor will, at all times, keep pledged to the Secured Party pursuant hereto all Pledged Shares and all other shares of Stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to Pledgor in respect of any Collateral.

         SECTION 4.4 Voting Rights; Dividends, etc. Pledgor agrees to deliver all Distributions at any time received by it to the Secured Party to be held as Collateral hereunder and, in addition, to deliver (properly endorsed where required hereby or requested by the Secured Party) to the Secured Party:

         (a) after any Default shall have occurred and be continuing or if any Default shall occur as a result thereof, promptly upon receipt thereof by Pledgor and without any request therefor by the Secured Party, all Dividends, all other cash payments and all proceeds of the Collateral, all of which shall be held by the Secured Party as additional collateral; and

         (b) after any Default shall have occurred and be continuing, promptly upon request of the Secured Party, such proxies and other documents as may be necessary to allow the Secured Party to exercise the voting power with respect to any share of capital stock constituting Collateral;

provided, however, that unless a Default shall have occurred and be continuing or result therefrom, Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Purchase Agreement or any other Loan Document (including this Agreement), the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral (subject to Pledgor's obligation to deliver to the Secured Party such Pledged Shares and other shares in pledge hereunder).

All Dividends, Distributions, cash payments and proceeds which may at any time and from time to time be held by Pledgor but which Pledgor is then obligated to deliver to the Secured Party, shall, until delivery to the Secured Party, be held by Pledgor separate and apart from its other property in trust for the Secured Party. The Secured Party agrees that unless a Default shall have occurred and be continuing, the Secured Party shall, upon the written request of Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary to allow Pledgor to exercise voting power with respect to any share of capital stock (including Pledged Shares) constituting Collateral; provided, however that no vote shall be cast, or consent, waiver or ratification given, or action taken by Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Purchase Agreement or any other Loan Document (including this Agreement).


                                    ARTICLE 5

                                    REMEDIES

         SECTION 5.1 Actions upon Event of Default. In addition to its rights and remedies provided hereunder, whenever an Event of Default shall occurred and be continuing, the Secured Party shall have all rights and remedies of a secured party upon default under the U.C.C. or other applicable law. Any notification required by law of any intended disposition by the Secured Party of any of the Collateral shall be deemed reasonably and properly given if given at least 15 days before such disposition. Without limitation of the above, the secured Party may, whenever an Event of Default shall have occurred and be continuing, without prior notice to Pledgor, take all or any of the following actions:

         (a) transfer all or any part of the Collateral into the name of the Secured Party or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder;

         (b) notify the parties obligated on any of the Collateral to make payment to the Secured Party of any amount due or to become due thereunder;

         (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

         (d) endorse any checks, drafts, or other writings in Pledgor's name to allow collection of the Collateral;

         (e)   take control of any proceeds of the Collateral; and

         (f) execute (in the name, place and stead of Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 5.2 Attorney-in-Fact. Pledgor hereby irrevocably appoints the Secured Party its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, the Secured Party, or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any Instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, upon the occurrence and continuance of an Event of Default, all actions described in Section 5.1.

         SECTION 5.3     Private Sales.

         (a) Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay sale of any of the Pledged Shares for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if UniMark would agree to do so.

         (b) Pledgor further agrees to use its best efforts to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares pursuant to this
         Section 5.3 valid and binding and in compliance with any and all other applicable Requirements of Law.


                                    ARTICLE 6

                                  MISCELLANEOUS

         SECTION 6.1 Loan Document. This Agreement is a Loan Document executed pursuant to the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 6.2 Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing, signed by the Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 6.3 Obligations Not Affected. The obligations of Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

         (a) any amendment or modification or addition or supplement to the Purchase Agreement, any Note, any other Loan Document, any Instrument delivered in connection therewith or any assignment or transfer thereof;

         (b) any exercise, non-exercise or waiver by the Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Agreement, the Purchase Agreement, or any Loan Document;

         (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Purchase Agreement or any Loan Document or any assignment or transfer of any thereof; or

         (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, death or incompetency of the Pledgor or any other Person, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

         SECTION 6.4 Protection of Collateral. The Secured Party may from time to time, at its option, perform any act which Pledgor agrees hereunder to perform and which Pledgor shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of a Default) and the Secured Party may from time to time take any other action which the Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 6.5     Governing Law; Jurisdiction.

         (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

         (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY TEXAS STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT (AND PLEDGOR AGREES THAT SUCH JURISDICTION WILL BE EXCLUSIVE WITH RESPECT TO CLAIMS BROUGHT BY PLEDGOR AGAINST THE SECURED PARTY), AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR FEDERAL COURT. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         (c) Pledgor hereby irrevocably designates, appoints and empowers Rafael Vaquero Bazan, as its authorized agent to receive, for and on its behalf and on behalf of its property, service of process in the State of Texas when and as such legal actions or proceedings may be brought in the courts of the State of Texas or of the United States of America sitting in Texas, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to Pledgor, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to Pledgor, at its address set forth below, but Pledgor's failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of Pledgor. Pledgor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to Pledgor at its address set forth below, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. Pledgor agrees that it will at all times continuously maintain an agent to receive service of process in the State of Texas and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of Texas on its behalf, it shall promptly appoint a successor so to serve and shall advise the Secured Party.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                     ASESORIA GARZA JASSO, S.C


                               By:   /s/ Rafael Vaquero Bazan
                                     --------------------------------------
                                     Rafael Vaquero Bazan, An Authorized Officer




                                     /s/ Jorn Budde
                                     --------------------------------------
                                     Jorn Budde



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